UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2010

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 11, 2010, the Board of Directors of the General Electric Company (the Company) elected James S. Tisch to the Company’s Board of Directors.  Mr. Tisch is President and Chief Executive Officer and a director of Loews Corporation. The Board of Directors increased its size from sixteen to seventeen directors, and Mr. Tisch joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Mr. Tisch is an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Principles.

Mr. Tisch will participate in the compensation and benefit program for non-management directors as described on pages 39 through 41 of the Company’s Proxy Statement for its Annual Meeting of Shareowners held on April 28, 2010.

The Board has not yet appointed Mr. Tisch to any Board committee.

A copy of the Company’s press release announcing the election is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2010, the Company’s Board of Directors approved the following amendments to the Company’s By-laws:

•	Article III of the By-laws was amended to update references to the names of the committees of the Company’s Board of Directors;

•	Article VII of the By-laws was amended to:

o
change the 90-day deadline for giving advance notice of a director nomination or proposal for other business to be considered  at an annual meeting of shareholders to a window period of 90-120 days prior to the anniversary of the prior year’s annual meeting;

o
require that a shareholder proponent provide a  representation that the shareholder is entitled to vote at the meeting for which it has provided advance notice and to require the shareholder proponent to update this information as of the record date for the meeting; and

o
specify the information that must be provided to the Company by any shareholder giving advance notice to include, among other things, any personal or other direct or indirect material interest that the shareholder proponent and beneficial owners on whose behalf the business is being submitted have in such business, and a description of any arrangement or understanding that the shareholder proponent has, including derivative or hedging transactions, with respect to the Company’s securities.

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•	Article XI of the By-laws, concerning indemnification of directors and officers, was amended to:
o	establish a right to advancement of expenses;
o	clarify that indemnification is akin to a contract right;
o	expand covered proceedings;
o	allow fees on fees if a lawsuit is necessary for a director or officer to enforce his or her rights;
o	clarify procedures for obtaining indemnification; and
o	create a presumption of indemnification and advancement.

As a result of these amendments, a shareholder may nominate an individual for election as a director or bring other business before the 2011 annual meeting (other than proposals governed by Rule 14a-8) only by providing written notice to the Company, in the required form, on or after December 29, 2010 and no later than January 28, 2011.

This description is qualified in its entirety by reference to the text of the amended and restated By-laws filed as an Exhibit to this Report.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

    The following exhibit is being filed as part of this report:

3(ii)    The By-laws of General Electric Company, as amended on June 11, 2010
99       Press Release dated June 16, 2010, issued by General Electric Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 16, 2010	/s/ Michael R. McAlevey
Michael R. McAlevey
Vice President and Chief Corporate, Securities and Finance Counsel

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